EXHIBIT 10.1

PROMISSORY NOTE

$440,000.00	December 31, 2023

FOR VALUE RECEIVED, the undersigned, RevenueZen LLC, a Delaware limited liability company (the “Maker”), promises to pay to the order of RevenueZen LLC, an Oregon limited liability company (the “Payee”), the initial principal amount of FOUR HUNDRED FORTY THOUSAND DOLLARS ($440,000.00), together with interest at eleven percent (11.0%) per annum on the unpaid principal balance, as follows:

SECTION 1. PAYMENT TERMS AND COVENANTS

1.1 Security. The Maker has granted or will grant Payee a security interest in all of its assets pursuant to a security agreement that the parties have entered into or will enter into dated the date hereof (“Security Agreement”).

1.2 Interest. Simple interest shall accrue on the unpaid principal balance at a rate equal to eleven percent (11.0%) per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

1.3 Interest Payments. Commencing on January 31, 2024, and continuing on the last calendar day of each subsequent month thereafter until June 30, 2024 the Maturity Date, Maker shall make an interest only payment in the amount of Four Thousand Thirty-Three and 33/100 ($4,033.33). Commencing on July 31, 2024, and continuing on the last calendar day of each subsequent month thereafter until the Maturity Date, Maker shall make an interest only payment in the amount of Three Thousand Five Hundred Seventy-Five and 00/100 ($3,575.00).

1.4 Principal Payments. Maker shall make a principal payment of Fifty Thousand and 00/100s Dollars ($50,000.00) not later than June 30, 2024. All amounts under this Note shall be due and payable in full on December 31, 2025 (the “Maturity Date”). All payments hereunder shall be made by the Maker to the Payee at the Payee’s address specified above on the due date thereof.

1.5 Prepayment. Maker may prepay this Note, in part or in full, at any time without penalty. A prepayment shortens the term of this Note and does not reduce the amount of any installment otherwise due after the prepayment date.

1.6 Default Rate. Upon and after the occurrence of an Event of Default (whether or not the Payee has accelerated payment on the Note), interest and principal shall, at the option of the Payee, be payable on demand at a rate per annum (the “Default Rate”) equal to five percent (5.0%) more than the initial interest rate. If Payor fails to make any payment required by this Note when due, a late charge equal to five percent (5%) of the scheduled payment is added to the entire unpaid amount.

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1.7 Payments. All payments shall be paid in lawful money of the United States of America to Holder via electronic funds transfer to:

_____________Bank

Account: __________ Routing #__________

Account #___________

or at such other account or address as Holder may indicate in writing. Any payment made under this Note are first applied to any outstanding fees and expenses, then to interest, and last to principal.

SECTION 2. DEFAULTS AND REMEDIES

2.1 Defaults. The occurrence of any of the following events or conditions after the expiration of any applicable grace or notice period shall constitute an “Event of Default” hereunder:

(a) Maker fails to make any payment within fifteen (15) days of when due, which failure is not cured within ten (10) days after written notice from Payee; provided that Payee is not required to send more than one written notice in any continuous twelve (12) month period;

(b) Maker (i) applies for consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property,

(ii) makes a general assignment for the benefit of its creditors, or (iii) admits in writing its inability to pay is debts generally or as they become due;

(c) Maker, directly or indirectly, undergoes a change of control, by operation of law or otherwise, or sells all or substantially all of its assets, whether in a single transaction or in the aggregate over a number of transactions;

(d) The making by any person or entity of any levy, seizure or attachment upon any of the assets of the Maker or the entry of any judgment or orders against the Maker;

(e) The dissolution of Maker;

(f) A breach of the Security Agreement; or

(g) Maker fails to observe any other provisions of this Note (besides the defaults set forth above), which failure is not cured within thirty (30) days after written notice from Payee.

2.2 Acceleration. Upon an Event of Default extending beyond the applicable grace or cure period, or at any time thereafter, at the option of the Payee, all amounts evidenced by the Note shall become immediately due and payable all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Maker. No remedy herein conferred upon the Payee or the holder of this Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

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SECTION 3. MISCELLANEOUS

3.1 Waiver; Amendment. No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or amendment hereto shall be effective unless in writing and signed by the Payee or shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. The Maker waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or any collateral for the Note, and assent to any extensions or postponements of the time of payment or any and all other indulgences under this Note or with respect to any such collateral to any and all substitutions, exchanges or releases of any such collateral, or to any and all additions or releases of any other parties or persons primarily or secondarily liable hereunder, which from time to time may be granted by the Payee in connection herewith regardless of the number or period of any extensions.

3.2 Expenses. The Maker will pay on demand all reasonable expenses of the Payee incurred in connection with the default, collection or enforcement of this Note or any collateral for the Note, or any waiver or amendment of any provisions of any of the foregoing, including, without limitation, reasonable attorney’s fees

3.3 Usury Savings Clause. Notwithstanding anything in this Note to the contrary, no provision contained in this Note which purports to obligate the Payor to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, are effective to the extent it calls for the payment of any interest or other amount in excess of such maximum.

3.4 Notice. All notices shall be in writing and are deemed to have been given (a) when delivered if sent by a nationally recognized overnight courier); (b) on the date sent by facsimile or e-mail of a document (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours; or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Communications must be sent at the address set forth in above if to the Holder or at the address set forth at the signature line below for the Payor (or at such other address for a party as shall be specified in a notice given in accordance with this Section).

3.5 Replacement Note. If there is any loss, theft, destruction, or mutilation of this Note, Payor shall sign and deliver immediately upon demand a replacement note dated as of the date of this Note that is identical in form and substance.

3.6 Time of the Essence. Time is of the essence with respect to the performance of all terms, conditions, and provisions of this Note.

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3.7 Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon, without regard to its conflicts of laws rules. The Maker agrees that any suit for the enforcement of this Note may be brought in the courts of the State of Oregon or any Federal Court sitting in said state and consents to the exclusive jurisdiction of each such court. The Maker hereby waives any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

3.8 Severability. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

REVENUEZEN LLC

By:	Onfolio Holdings, Inc, Its Manager By:
By:
Name: Dominic Wells Title: CEO Email Address: Physical address:

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